                                                                   EXHIBIT 10.14


                                          Confidential Treatment Requested
                                          Under 17 C.F.R. Sections 200.80(B)(4),
                                          200.83 and 230.406


                             FIRST AMENDMENT TO THE

                                  JOINT VENTURE
                                       AND
                         STRATEGIC PARTNERING AGREEMENT


THIS FIRST AMENDMENT TO THE JOINT VENTURE AND STRATEGIC PARTNERING AGREEMENT (the "AMENDMENT") is made and entered into as of this 18th day of August, 2000, by and between

A. TECH ION INDUSTRIAL BRAZIL S.A., a corporation organized and existing under the laws of Brazil, with a principal place of business at Av. Abiurana s/no, Industrial District, Manaus, 69075-010, Brazil ("TECH ION"); and

B. SUREBEAM CORPORATION, a corporation organized and existing under the laws of the State of Delaware, United States of America ("USA") with a principal place of business at 3033 Science Park Road, San Diego, California, 92121, USA, or one of its subsidiaries ("SUREBEAM CORPORATION"); (hereinafter referred to collectively as the "PARTIES" and individually as a "PARTY" except where otherwise indicated), with the consent and joinder of

C. JOSE FRANCISCO BUFARA DE MEDEIROS, Brazilian individual, bearer of the identity card no RG 01.736.772-3, resident at Rua Coronel Irlandino Sandoval no 200, Sao Paulo, Brazil; and

D. JFBM PARTICIPACOES LTDA., a corporation organized and existing under the laws of Brazil, with a principal place of business at Av. Nove de Julho no 5966, suit 12.

WHEREAS:

1. The Parties have entered into a Joint Venture and Strategic Partnering Agreement on May 18, 2000 (the "AGREEMENT"), establishing several provisions with respect to the formation of a joint venture between the Parties to exploit and engage in the business of food and food products irradiation in Brazil;

2. The Parties have agreed to amend certain provisions of the Agreement, in accordance with Section 12.14 thereof,

Now, therefore, in consideration of the premises and mutual covenants and agreements contained herein, the Parties hereby agree to enter into this First Amendment to the Agreement, pursuant to the clauses and conditions set forth below.

CLAUSE ONE - AMENDMENTS

1.1 In accordance with Section 12.14 of the Agreement, the Parties hereby agree to amend the Agreement as follows:

SECTION 1 - "TRADEMARK LICENSE AGREEMENT: The definition of "Trademark License Agreement" shall read as follows:

         "TRADEMARK LICENSE AGREEMENT" MEANS THE AGREEMENT TO BE EXECUTED BETWEEN SUREBEAM CORPORATION AND/OR TECH ION, AS THE CASE MAY BE, AS LICENSOR(S), AND THE COMPANY, AS LICENSEE, IN FORM AND SUBSTANCE SATISFACTORY TO THE PARTIES."

Section 2.1(a):  Section 2.1(a) shall read as follows:

         "2.1(a) TITAN SUREBEAM AND SUREBEAM HOLDING COMPANY LTDA. A COMPANY HAVING THE NAME TITAN SUREBEAM BRAZIL, OR SUCH OTHER NAME AS DETERMINED BY SUREBEAM CORPORATION, WILL BE FORMED BY SUREBEAM CORPORATION, AT ITS OWN EXPENSE. TITAN SUREBEAM BRAZIL WILL BE INCORPORATED UNDER THE LAWS OF THE UNITED STATES. AFTER DULY FORMED AND REGISTERED, TITAN SUREBEAM BRAZIL WILL CAUSE THE FORMATION, AT ITS OWN EXPENSE, OF A COMPANY HAVING THE NAME A FULLY OWNED SUBSIDIARY NAMED SUREBEAM HOLDING COMPANY LTDA., SUCH COMPANY TO BE TITAN SUREBEAM BRAZIL AND SUREBEAM HOLDING COMPANY LTDA. SHALL SERVE AS SUREBEAM CORPORATION'S VEHICLES TO HOLD THE INTEREST IN THE JOINT VENTURE COMPANY SUREBEAM BRAZIL LTDA."

Section 2.6(c):  Section 2.6(c) shall read as follows:

         "2.6(c) SUREBEAM CORPORATION, THROUGH ITS SUBSIDIARY "SUREBEAM HOLDING COMPANY LTDA.", SHALL HAVE THE DISCRETIONARY RIGHT, EXERCISABLE AT ANY TIME WITHIN 20 YEARS AS OF THE CLOSING DATE, TO SUBSCRIBE FOR ADDITIONAL QUOTAS OF THE COMPANY'S CAPITAL IN ORDER TO CAUSE SUREBEAM HOLDING COMPANY LTDA. TO HOLD A MAXIMUM 50% EQUITY OWNERSHIP INTEREST IN THE COMPANY, BY PAYMENT OF US$1,000,000.00 (ONE MILLION DOLLARS) TO THE COMPANY, VIA CAPITAL INCREASE OR ANY OTHER SUITABLE ARRANGEMENTS TO BE AGREED BY THE PARTIES. TECH ION AGREES TO WAIVE ITS RIGHT OF
         FIRST REFUSAL TO PARTICIPATE IN SUCH CAPITAL INCREASE AND TO SIGN ANY DOCUMENT REQUIRED BY LAW AND BY THE OTHER PARTY TO EFFECT THE CAPITAL INCREASE."


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


SECTION 3.2. The new date for the conclusion of the Post Closing Obligations set forth in Section 3.2 of the Agreement shall be December 20, 2000.

         "3.2 CLOSING DATE. THE CLOSING DATE IS THE DATE MENTIONED IN THE PREAMBLE OF THIS AGREEMENT. IN THE EVENT THAT THE POST CLOSING OBLIGATIONS LISTED IN SECTION 3.3 ARE NOT COMPLIED WITH ON OR BEFORE DECEMBER 20, 2000, THROUGH THE FAULT OF NEITHER PARTY, THIS AGREEMENT SHALL AUTOMATICALLY TERMINATE UNLESS THE PARTIES OTHERWISE AGREE IN WRITING, AND, UPON SUCH TERMINATION, THE PARTIES SHALL HAVE NO FURTHER OBLIGATIONS HEREUNDER."

SECTION 6.1:  Section 6.1 shall read as follows:

         "6.1. PURCHASE AGREEMENT. TECH ION WILL PURCHASE ELECTRON BEAM AND X-RAY SYSTEMS, EQUIPMENT AND SERVICES EXCLUSIVELY FROM TITAN
         SUREBEAM BRAZIL IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE EQUIPMENT PURCHASE AGREEMENT TO BE ENTERED INTO BY THE PARTIES. THE PRICES OF SUCH SYSTEMS, EQUIPMENT AND SERVICES WILL BE AT PRICES NOT EXCEEDING THE MARKET VALUE OF SUCH SYSTEMS, EQUIPMENT AND SERVICES, AND AS SET FORTH IN THE EQUIPMENT PURCHASE AGREEMENT. THE MARKET VALUE WILL BE EQUAL TO THE PRICE OF SUBSTANTIALLY SIMILAR SYSTEMS, EQUIPMENT AND SERVICES, UNDER SUBSTANTIALLY SIMILAR TERMS AND CONDITIONS, THAT COULD BE OBTAINED ON THE OPEN MARKET. THE MARKET VALUE WILL BE REVIEWED ANNUALLY BY THE BOARD OF DIRECTORS AND WILL BE COMPARED TO, AMONG OTHER THINGS, WRITTEN PROPOSALS CONTAINING SUBSTANTIALLY SIMILAR SCOPE OF WORK UNDER SUBSTANTIALLY SIMILAR TERMS AND CONDITIONS. ADDITIONALLY, THE TECH ION WILL BE THE SOLE AND EXCLUSIVE PROVIDER OF ELECTRON BEAM AND X-RAY SYSTEMS, EQUIPMENT AND SERVICES TO TECH ION DURING THE TERM OF THIS AGREEMENT, AS LONG AS THE PRICES CHARGED BY TITAN SUREBEAM BRAZIL ARE WITHIN THE MARKET VALUE."

CLAUSE TWO - REPRESENTATION AND WARRANTIES

2.1 Each Party represents and warrants that (a) the execution of this Amendment by it has been duly authorized by all necessary and appropriate corporate or governmental action, (b) the execution of this Amendment and the performance of its obligations hereunder will not conflict with, or result in a breach of or default under, any agreement or instrument material to it, to which it is a party or by which it is bound, or any order, decree or judgment of any court or governmental agency or body, and (c) this Amendment together with the Agreement constitute the valid and legally binding obligation of such Party, enforceable in accordance with its terms, except as such enforceability may be affected by principles of bankruptcy, reorganization or other similar laws of general applicability.

CLAUSE THREE - GENERAL PROVISIONS

3.1 If any provision of this Amendment shall be determined by any court of competent jurisdiction to be invalid or unenforceable, the remainder of this Amendment or of the


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


         Agreement other than that portion determined to be invalid or unenforceable shall not be affected thereby, and each valid provision hereof shall be enforced to the fullest extent permitted by law.

3.2 This Amendment, together with the Agreement constitute the entire agreement between the parties, and supersedes all prior agreements or understandings between them with respect to the matters referred to herein.

3.3 The Parties hereby confirm and ratify all terms and conditions of the Agreement that were not subject to amendments pursuant to Clause one Herein, which terms and conditions shall remain in full force and effect, including the Post Closing Obligations.

3.4 This Amendment shall not be governed by, and construed in accordance with, the laws of Brazil.

IN WITNESS WHEREOF, the Parties have duly executed and delivered this as an instrument as of this 18th day of August, 2000 in three (3) copies of equal form substance, with the undersigned witnesses.

TECH ION INDUSTRIAL BRASIL S.A.                    SUREBEAM CORPORATION



By: /s/ JOSE FRANCISCO BUFARA DE MEDEIROS   By: /s/ LARRY A. OBERKFELL
   --------------------------------------      ---------------------------------
Name: Jose Francisco Bufara de Medeiros     Name: Larry A. Oberkfell
                                                 -------------------------------
Title:  Chairman                            Title: President & CEO
                                                  ------------------------------
JFBM PARTICIPACOES LTDA.
By: /s/ JOSE FRANCISCO BUFARA DE MEDEIROS  /s/ JOSE FRANCISCO BUFARA DE MEDEIROS
   --------------------------------------  -------------------------------------
Name: Jose Francisco Bufara de Medeiros    JOSE FRANCISCO BUFARA DE
Title:  President                          MEDEIROS


WITNESSES:

1. :   /s/   ILLEGIBLE                     2. /s/ KEVIN K. CLAUDIO
    -------------------------------------    -----------------------------------
Name:     ILLEGIBLE                        Name: Kevin K. Caludio
ID:  10915403-0, IFP                       ID: VP & CFO

                                  JOINT VENTURE
                                       AND
                         STRATEGIC PARTNERING AGREEMENT


THIS JOINT VENTURE AND STRATEGIC PARTNERING AGREEMENT (the "AGREEMENT") is made and entered into as of this 18th day of May, 2000, by and between TECHION INDUSTRIAL BRAZIL S.A., a corporation organized and existing under the laws of Brazil, with a principal place of business at Av. Abiurana s/north, Industrial District, Manaus, 69075-010, Brazil, (hereinafter referred to as "TECH ION"), and SUREBEAM CORPORATION, a corporation organized and existing under the laws of the State of Delaware, United States of America ("USA") with a principal place of business at 3033 Science Park Road, San Diego, California, 92121, USA, or one of its subsidiaries (hereinafter referred to as "SUREBEAM CORPORATION"), (hereinafter referred to collectively as the "PARTIES" and individually as a "PARTY" except where otherwise indicated), with the consent and joinder of JOSE FRANCISCO BUFARA DE MEDEIROS, Brazilian individual, bearer of the identity card north RG 01.736.772-3, resident at Rua Coronel Irlandino Sandoval north 200, Sao Paulo, Brazil (hereinafter referred to as "MEDEIROS"); and JFBM PARTICIPACOES LTDA., a corporation organized and existing under the laws of Brazil, with a principal place of business at Av. Nove de Julho north 5966, suit 12, Brazil (hereinafter referred to as "JFBM"). (Medeiros and JFBM hereinafter referred to collectively as "TECH ION'S SHAREHOLDERS").

                                   WITNESSETH

WHEREAS, Surebeam Corporation, a company engaged in designing, manufacturing, selling, installing, operating and servicing product disinfestation, pasteurization and sterilization equipment and systems, including its patented electron beam and x-ray equipment and systems, wishes to establish a wholly owned subsidiary, Titan Surebeam Brazil, or some similar named organization (hereinafter "TITAN SUREBEAM BRAZIL"); and

WHEREAS, Tech Ion is engaged in the business of buying and selling of food and food products in Brazil; and

WHEREAS, Surebeam Corporation, through its subsidiary Titan Surebeam Brazil, and Tech Ion wish to jointly establish Surebeam Brazil (hereinafter the "COMPANY"), a company organized under the laws of the country of Brazil, with the desire to jointly engage in the business of providing food and food product irradiation and pasteurization services and industrial irradiation equipment to various food companies in Brazil, including food producers and food wholesalers using Surebeam Corporation's patented electron beam and x-ray technology; and

WHEREAS, the Parties intend for the Company to be the exclusive means by which Tech Ion or any of its Affiliates obtains electron beam and x-ray systems, equipment and services; and

WHEREAS, the Parties desire to set forth their mutual understandings regarding the relations among them, and their respective rights and obligations, with respect to the Company.

NOW THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows.

1.  DEFINITIONS.

DEFINED TERMS. In this Agreement, the following words and expressions shall have the meanings as follows:

"AFFILIATE" means any firm, company or corporation of which a party with respect to which the term is used directly or indirectly controls, is controlled by or is under common control with, such Party. As used in the preceding sentence, "control means the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled entity, or possessing, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled entity, including without limitation, the power to appoint its managing director.

This "AGREEMENT" means this agreement including all annexes, exhibits and attachments.

The "BOARD" means the Board of Directors of the Company.

The "BUSINESS PLAN" means the business plan for each of the Company's fiscal years; the Business Plan for the first fiscal year to be mutually agreed in writing by the Parties prior to the Closing.

"DIRECTOR" means a director of the Company.

"EQUIPMENT PURCHASE AGREEMENT" means the agreement to be executed between Titan Surebeam Brazil and the Company in form and substance satisfactory to the Parties.


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


"EQUITY QUOTAS" means the quotas of the Company outstanding from time to time, having a par value per quota as specified in the Company's Articles of Organization.

"NET ASSET VALUE" means the sum of the Company's consolidated capital, paid-in surplus and retained earnings (deficit) accounts as determined in accordance with generally accepted accounting principles in Brazil.

"PERSON" as used herein includes any person, firm or company or group of persons or unincorporated body.

A "QUOTAHOLDER" means any beneficial holder of the Equity Quotas of the Company.

The "TERRITORY" means the country of Brazil.

"TRADEMARK LICENSE AGREEMENT" means the agreement to be executed between Surebeam Corporation, as licensor, and the Company, as licensee, in form and substance satisfactory to the parties.

2.   THE COMPANY.

2.1  FORMATION.

     (a) TITAN SUREBEAM AND SUREBEAM HOLDING COMPANY LTDA. A company having the name Titan Surebeam Brazil, or such other name as determined by Surebeam Corporation, will be formed by Surebeam Corporation, at its own expense. Titan Surebeam Brazil will be incorporated under the laws of the United States prior to the Closing and will be the controller of Surebeam Holding Company Ltda., which shall have head offices in Brazil and be formed under Brazilian laws prior to the Closing Date.

     (b) SUREBEAM BRAZIL. The joint venture company having the name Surebeam Brazil Ltda., or such other name as the Parties mutually agree, will be incorporated under the laws of Brazil as soon as possible after the Closing, and will assume the corporate form of a limited liability quota company ("SOCIEDADE POR QUOTAS DE RESPONSABILIDADE LIMITADA"). Subject to the Surebeam Corporation's prior review and written approval, Tech Ton will arrange for the Company to adopt the Articles of Organization in the form and substance satisfactory to the Parties. The provisions of the Articles of Organization shall be interpreted and applied, to the maximum possible extent in a manner consistent with and subject to the provisions hereof.

2.2 BUSINESS PURPOSE. The business and scope of activities of the Company shall include the following

     (a) To provide food and food product irradiation and pasteurization services and equipment, and industrial irradiation equipment, to various food companies in Brazil, including Tech Ion and other food producers and food wholesalers using Surebeam Corporation's patented electron beam and x-ray technology; and

     (b) To provide other irradiation services and equipment in the Territory, as the Board shall determine from time to time.

2.3 AUTHORIZATION. The Key Officers of the Company shall have the authority to apply for and obtain any and all governmental authorizations, registrations, permits or approvals necessary or desirable for the proper conduct of the foregoing activities and to lease or purchase any real or personal property, equipment, supplies or services and take any other lawful actions which may be necessary incidental or convenient to the conduct of its business as contemplated herein.

2.4 REGISTERED OFFICE. The registered office of the Company shall be such address in Brazil as the Parties shall determine from time to time.

2.5 FISCAL YEAR. The fiscal year of the Company shall be the annual period commencing January 1 of each year, or such other annual period as the Parties shall determine from time to time.

2.6  CAPITALIZATION.

     (a) The Company shall have an initial capital stock to be agreed by the Parties. Titan Surebeam Brazil hereby agrees to subscribe for a number of quotas of the Equity Quotas that will cause Titan Surebeam Brazil to have a 19.9% interest in the Company, and Tech Ion hereby agrees to subscribe for a number of quotas of the Equity Quotas that will cause Tech Ion to have an 80.1% interest in the Company. Prior to the start of the Company's operations, the Parties will approve a capital increase of the Company in an amount to be mutually agreed and fully subscribed by the Parties pursuant to their respective equity interest in the Company.

     (b) Any further increases of the Company's capital will depend on mutual approval by the Parties and shall be subscribed and paid in by them pursuant to their respective equity interest in the Company. The Parties shall neither unreasonably withhold their approval for any capital increase nor withhold their approval to the detriment of the Company's business. If the approval is unreasonably withheld, then, the Party denying its approval agrees to waive its right of first refusal to participate in such capital increase and to sign any document required by law and by the other Party to effect such capital increase. In case the approval is withheld to the detriment of the Company's business, then the Party withholding its approval shall either agrees to waive its right of first refusal to participate in such capital increase and to sign any document required by law and by the other Party to effect such capital increase or shall liquidate its investment in the Company in a form to be opportunely agreed by the Parties.

     (c) Titan Surebeam Brazil shall have the discretionary right, through its subsidiary to be formed and called Surebeam Holding Company Ltda., exercisable at any time within 20 years as of the Closing Date, to subscribe for additional quotas of the Company's capital in order for Surebeam Holding Company Ltda. to have a 50% equity ownership interest in the Company, by payment of US$1,000,000.00 (one million dollars). Tech Ion agrees to waive its right of first refusal to participate in such capital increase and to sign any document required by law and by the other Party to effect the capital increase.

2.7  WORKING CAPITAL LINE OF CREDIT.

     (a) Surebeam Corporation or another Affiliate of The Titan Corporation, will provide a working capital line of credit to Tech Ion of up to five million dollars ($5,000,000.00), with an interest rate of ten percent (10%) per year. This line of credit will be 100% fully secured by the stock and assets of Tech Ion until fully funded and transferred by Tech Ion to the Company, PROVIDED that such transfer is (i) duly evidenced by Tech Ion; and (ii) not made as an equity contribution in exchange for Equity Quotas. Provided that these conditions are complied with, the line of credit will be 100% fully secured by the stock and assets of the Company in accordance with the terms of separate Pledge Agreements to be entered into by the appropriate parties.

     (b) The line of credit will be used to further the coordinated business activities of Tech Ion and the Company with respect to the Joint Venture. Titan SureBeam Brazil will review all requests for funds made by Tech Ion and the Company to determine, in its reasonable discretion, whether or not such requests are for valid business purposes with respect to the Joint Venture.

2.8 BUSINESS PLAN. The Company shall conduct its operations in accordance with an annual plan (the "BUSINESS PLAN") which will be prepared by the President and presented to the Board at least thirty (30) days prior to the beginning of each of the Company's fiscal years. The Business Plan for the first fiscal year shall include a capital budget detailing the capital expenditures necessary to enable the Company to implement operations, and any other proposed capital expenditures, and an operating budget, including a projected cash flow statement for the period to which the budget relates. The Business Plan sets forth the initial capitalization of the Company required to fund the capital budget and any projected shortfalls in the operating budget. Each subsequent Business Plan shall be consistent with the Company's then current strategic plan and shall include a capital and operating budget for the relevant fiscal year and specify any dividend or other quotaholder distributions, and shall be implemented following unanimous ratification and approval by the Board of Directors. Absent such unanimous ratification and approval by the Board, the Business Plan shall be subject to the approval of a majority of the Quotaholders.

3.   REPRESENTATIONS.

3.1 The Parties represent and warrant that each of the following conditions have been satisfied prior to the Closing;

     (a) No government or governmental, or state agency or regulatory body have:

          (i) instituted or commenced or threatened any action, suit or investigation to restrain, prohibit or otherwise challenge the transactions to be effected hereby or contemplated herein or

         (ii) threatened to take any legal action as a result or in anticipation of the implementation of this Agreement, or

        (iii) proposed or enacted any statute, order or regulation which would prohibit, materially restrict or materially delay implementation of this Agreement.

     (b) There are no liens, pledges, or outstanding interests on The Parties that might adversely effect the transactions contemplated in this Agreement.

3.2 CLOSING DATE. The Closing Date is the date mentioned in the preamble of this agreement. In the event that the post closing obligations listed in Section
3.3. are not complied with on or before November 20, 2000, through the fault of neither Party, this Agreement shall automatically terminate unless the Parties otherwise agree in writing, and, upon such termination, the Parties shall have no further obligations hereunder.

3.3  POST CLOSING OBLIGATIONS.

     (a) All approvals, consents, licenses and registrations from or with any agency or regulatory authority of the Government of Brazil, necessary to start the operations of the Company, shall be obtained.

     (b) Suitable arrangements have been made for (i) procuring or providing mutually agreed sites for locating the Company's facilities as well as all necessary rights of way or easements, (ii) full access to the site for Titan Surebeam Brazil and its contractors, (iii) all necessary permits, licenses and approvals for the importation and installation of the required equipment facilities in Brazil, and (vi) all approvals for expatriate personnel necessary to install or operate the equipment.

     (c) An amendment to the Company's Articles of Organization will be executed by the Parties setting forth: (i) a capital increase of the Company to be fully subscribed by the Parties in accordance with the provisions of Section 2.6 (a) hereof; (ii) the members of the Company's Board of Directors appointed in accordance with the provisions of Section 4.2 (a) hereof; (iii) the Key Officers of the Company appointed in accordance with the provisions of Section 4.4 hereof.

     (d) Tech Ion and Titan Surebeam Brazil will each make its equity contribution in accordance with this Agreement.

     (e) The Parties will enter into the Trademark Licensing Agreement, Stock Option Agreement, Pledge Agreements and other ancillary agreements that the Parties deem appropriate.

4.   MANAGEMENT OF THE COMPANY.

4.1 MANAGEMENT AUTHORITY. Subject to the terms of this Agreement, the Company shall be managed by the Board of Directors and by the Key Officers, as provided herein.

4.2  THE BOARD OF DIRECTORS.

     (a) The Board of Directors will consist initially of four (4) Directors, each of which has equal voting rights regardless of the Parties' respective equity ownership interests in the Company, and one of the two Directors indicated by Tech Ion shall be appointed as chairman of the Board. Titan SureBeam Brazil shall be entitled to appoint two (2) Directors, and Tech Ion shall be entitled to appoint two (2) Directors. Each Party shall be entitled, but not required, to designate an alternate Director for each Director it designates.
          Each Party shall have the right to replace the Director designated by such Party, upon the giving of written notice to the other Party and to the Company, at which time the Parties shall execute an amendment to the Company's Articles of Organization to provide for the withdrawal of such Director and the appointment of a new member for the Board. Any vacancy shall be filled by the nominees of the Party which designated the Director whose unavailability caused such vacancy. Alternate Directors designated by any Party may serve in the place of the Director designated by such Party if such Director is absent from or unable to attend a Board meeting.

     (b) In the event of a tie vote upon an issue submitted to the Board of Directors for approval, the Chairman, or his designee, shall meet in person with the CEO of Titan SureBeam Brazil, or his designee, and attempt to resolve the tie. If the tie is not resolved within thirty
          (30) days of the meeting, them the matter will be submitted to arbitration in accordance with Section 12.7 hereof.

     (c) The Parties shall cause the directors appointed by them to elect as the Chairman of the Board Mr. Jose Francisco Bufara de Medeiros.

     (d) Regular meetings of the Board of Directors shall be held on regular dates fixed in advance at least once per calendar quarter. Notice for each meeting shall be given in accordance with the Articles of Organization and the law.

     (e) No action shall be taken by the Board of Directors in the absence of a quorum, which shall consist of not less than one director appointed by Titan SureBeam Brazil and one director appointed by Tech Ion. Each Director shall have one (1) vote. Except as otherwise expressly provided in this Agreement, or in the Articles of Organization, all actions and decisions of the Board of Directors shall require the affirmative vote of a majority of the Directors (or alternate Directors) present at a meeting of the Board of Directors duly called and held in accordance with this Section 4.2. In the event a member of the Board of Directors cannot be present at a meeting, such Director's alternate may attend in such Director's place and such alternate shall so notify the Secretary of the Company at or prior to the meeting. The Company shall bear the cost and expense of the attendance of Directors at Board meetings. The Board may also take action by written consent as may be permitted by governing law. The Directors may participate in a Board of Directors meeting by means of video conference call or telephone conference call by means of which all Directors participating in the meeting can hear each other and such participation will constitute presence in person at such meeting.

4.3   ACTIONS REQUIRING SPECIAL APPROVAL.

     (a) Actions of the Key Officers involving any of the matters enumerated below shall be previously approved upon or pursuant to a majority vote of the Directors (or alternate Directors) present at a meeting of the Board of Directors duly called and held:

          (i) the sale, mortgage, charge, lien, pledge or encumbrance of any of the Company's assets unless such assets are sold or financed in the ordinary course of business or the sale is made in connection with the replacement of any assets sold;

         (ii) the acquisition or formation of any subsidiary company or joint venture or the making of any investments in any other company or in any business other than in the food or food product irradiation business;

        (iii) the incurrence of any indebtedness or financial guarantees on behalf of the Company which is greater than the equivalent in Brazilian currency to US$100,000.00 (one hundred thousand US Dollars);

         (iv) the execution of any contract by or on behalf of the Company for any purchases which are outside of the ordinary course of the Company's business, irrespective of the amount involved;

          (v) the voluntary discontinuance of a material business activity of the Company or termination of the Company's business;

         (vi) any lending by the Company, other than deposits with a banking or financial institution;

     (b) Actions involving any of the matters enumerated below shall be previously approved upon or pursuant to a unanimous vote of the Quotaholders present at a Quotaholders' meeting duly called and held:

          (i) the voluntary winding up or liquidation of the Company except as may be provided for by specific provisions of this Agreement;

         (ii) increasing or reducing the number of Directors of the Company or any partially or wholly owned subsidiaries of the Company;

        (iii) any changes to Quotaholders' contribution of debt or equity capital or Quotaholders' debt guarantees, surety or indemnity, and approval of any increases the Quotaholders' funding of the Company (including equity contributions, Quotaholder loans, Quotaholder debt guarantees, sureties or indemnities);

         (iv) any amendment of the Company's Articles of Organization; the registration of any Equity Quotas transfers acquired by any transfer of Equity Quotas from one Quotaholder to another Quotaholder or to a third party, except for transfers of Equity Quotas made pursuant to Section 8 hereof.

4.4 KEY OFFICERS. The Key Officers of the Company shall be the President, Chief Operating Officer, Chief Financial Officer and an officer without specific designation. The Parties agree to cause the directors they indicated to appoint as the President of the Company any such person the Chairman may designate, subject to the prior written approval of Surebeam Corporation, which approval shall not be unreasonably withheld. The Parties agree to cause the directors they indicated to appoint as the Chief Financial Officer any such person Tech Ion may designate, subject to the prior written approval of Surebeam Corporation, which approval shall not be unreasonably withheld. The Key Officers shall be confirmed by a majority vote of the Board of Directors.

     (a) Each and every act and document involving any liability or obligation to the Company, such as deeds of any nature whatsoever, checks, promissory notes, bills of exchange, money orders, debt instruments, in general, in addition to any agreement, including loan agreements, and any other documents unspecified herein, shall be JOINTLY signed by:

          (i) two Key Officers, one indicated by Techion and one indicated by Titan; or

         (ii) one Key Officer and one attorney-in-fact vested with specific powers, one indicated by Techion and one indicated by Titan; or

        (iii) two (2) attorneys-in-fact vested with specific powers, one indicated by Techion and one indicated by Titan.

4.5 PRESIDENT. The President shall have such authority as shall be granted to him under the terms of this Agreement or as may from time to time be delegated by him by the Board of Directors. The President shall be an employee of the Company. Without limiting generality of the foregoing, the President shall have the power to, jointly with another Key Officer:

     (a) hire and discharge employees of the Company on behalf of the Company, and generally determine the terms and conditions of their employment, but subject to all applicable laws and regulations, and subject to the labor and employment policies set by the Board of Directors;

     (b) determine the prices and terms at which the goods and services of the Company shall be marketed and provided, subject to any specific directions of the Board of Directors;

     (c) purchase goods and services required to be purchased by the Company, and determine the terms of such purchase, subject to any specific directions of the Board of Directors;

     (d) conclude contracts and agreements in the Company's name and ensure their fulfillment; and all other material contracts shall require the approval of the Board of Directors;

     (e) represent the Company on its relations with organizations, firms and institutions including governmental authorities, subject to and consistent with the policies of the Board of Directors;

     (f) enter into loan agreements and generally attend to the financial matters of the corporation, subject to any restrictions imposed by the Board;

     (g) promote and publicize the Company's products and services consistent with the policies of the Board of Directors;

     (h) account for the Company's operations in accordance with this Agreement and any requirements imposed by the Board of Directors; and

     (i) prepare the Company's strategic business plan in consultation with the Board of Directors which shall set forth the mission, objectives and direction of the Company.

4.6 VACANCIES. When a vacancy occurs in any of the executive offices including, without limitation, in the office of the President, whether by death, resignation, expiration of term or otherwise, it shall be filled in the manner set forth in the appropriate Section above.

4.7 REMOVAL OF OFFICERS AND AGENTS. In the case of any officer or agent of the Company nominated or appointed by either Techion or Titan SureBeam Brazil, either such entity shall be empowered to remove such officer or agent at its sole discretion following consultation with the Board of Directors. The Parties shall remove the other officers or agents immediately upon determination of the Board of Directors whenever the best interests of the Company will be served by the removal. The removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.8 VOTING AGREEMENT. Tech Ion and Titan SureBeam Brazil will exercise all voting rights and powers available to it in relation to the Company as well as procure the Directors nominated by it on the Board of Directors to act in such manner as to give full effect to the terms of this Agreement.

5.    ACCOUNTS, REPORTS AND RIGHT OF INSPECTION.

5.1   BOOKS, RECORDS AND REPORTS.

     (a) Arthur Andersen, LLP (hereinafter the "AUDITORS") will be the independent audit firm for the Company and for Tech Ion.

     (b) The Company shall maintain proper books and accounts on an accrual basis in accordance with the provisions of this Agreement. All financial reports referred to below shall be prepared in accordance with Brazil's generally accepted accounting principles applied on a consistent basis ("GAAP") and shall also be presented in accordance with, or reconciled to, United States GAAP. Annually, upon the close of the Fiscal Year (or as otherwise approved by the Board of Directors), all such books and accounts of the Company and Tech Ion shall be audited by the Auditors. Additionally, both Tech Ion and the Company will be subject to quarterly reviews by the Auditors as set forth below.

     (c)  Each Party shall be furnished with the following:

          (i) within thirty (30) days after the end of each calendar month, a monthly income and cash flow statement from the Company;

         (ii) within forty-five (45) days after the end of each of the first three quarters of each Fiscal Year, balance sheets of the Company as of the end of such quarter and a statement of changes in financial position of the Company for such quarter and for the year to date, in each case prepared in accordance with Brazil and U.S. GAAP and setting forth each case in comparative form the figures as at the end of and for the previous Fiscal

               Year and such other financial information as may be reasonably requested by the Board of Directors;

        (iii) within 120 days after the end of each Fiscal year, audited financial statements prepared in accordance with Brazil and U.S. GAAP, including a balance sheet of the Company as at the end of such year, a statement of income and earnings and a statement of changes in financial position for the Company for such year, and setting forth in each case in comparative form the figures as at the end of and for the previous Fiscal Year, together with all necessary notes and the report of the accountants on such financial statements; and

         (iv) at such times as the Board of Directors shall designate, such other reports as may be requested by the Board of Directors.

5.2 RIGHT OF INSPECTION. Each Party, through its duly authorized representatives, shall have the right, at its own expense, to examine and inspect, at any reasonable time and for any purpose, any of the books, records and accounts of the Company.

6.   OTHER COVENANTS.

6.1 PURCHASE AGREEMENT. The Company will purchase electron beam and x-ray systems, equipment and services exclusively from SureBeam Corporation in accordance with the terms and conditions of the Equipment Purchase Agreement to be entered into by the parties. The prices of such systems, equipment and services will be at prices not exceeding the market value of such systems, equipment and services, and as set forth in the Equipment Purchase Agreement. The market value will be equal to the price of substantially similar systems, equipment and services, under substantially similar terms and conditions, that could be obtained on the open market. The market value will be reviewed annually by the Board of Directors and will be compared to, among other things, written proposals containing substantially similar scope of work under substantially similar terms and conditions. Additionally, the Company will be the sole and exclusive provider of electron beam and x-ray systems, equipment and services to Tech Ion during the term of this Agreement, as long as the prices charged by SureBeam Corporation are within the market value.


     (a) SECURITY. All electron beam and x-ray systems and equipment sold by Titan Surebeam Brazil to the Company may be fully secured, as to 100% of its value, by any or all of the following, at Titan SureBeam's discretion:


          (i)  the systems, services and equipment being purchased;

         (ii)  the capital stock of the Company; and

        (iii)  the capital stock of Tech Ion.

     (b)  Financing.

          (i) Titan SureBeam Brazil may elect, in its sole discretion, to obtain financing for the equipment, systems and services sold to the Company. If Titan SureBeam Brazil makes this election, and such financing is obtained, the payment of [...***...] of profit or fixed payment, as described in 6.1(b)(ii) below, will not be in effect and the Company will service such debt. Tech Ion and the Company will assist Titan Surebeam Brazil in obtaining such financing.

         (ii) If Titan SureBeam Brazil elects, in its sole discretion, not to obtain financing for the equipment, systems and services sold to the Company, then the Company will make fixed monthly payments to Titan SureBeam Brazil for the purchase price based on a [...***...] amortization with a [...***...] interest rate, until all the electron beam or x-ray systems, services and equipment provided by Titan SureBeam Brazil to the Company, including any financing costs, have been paid in full. Once Titan SureBeam Brazil is paid in full for such equipment, systems and services, Titan Surebeam Brazil or Surebeam Holding Company Ltda. will be entitled to receive 19.9% and Tech Ion the other 80.1% of the Company's net, after-tax profit. Besides this distribution, Titan Surebeam Brazil or Surebeam Holding Company Ltda. shall enter into a Technology License Agreement whereby one or the other will receive a royalty payment equal to 19.9% of the net profits.


6.2 COOPERATION. The Company and Tech Ion will work together to obtain for the Company long term agreements from food companies, food producers, food wholesalers and other potential customers in the food industry in Brazil for the provision of food and food products irradiation services, systems and equipment. Tech Ion will assist the Company in locating and obtaining facilities in Brazil for the performance of such agreements and for the conduct of the Company's business in general. Additionally, Tech Ion agrees to be a significant and primary customer of the Company and agrees to enter into long term "take or pay" type service contracts with the Company for the irradiation of food and food products at market rates or competitive pricing.

6.3 COBALT SYSTEMS. Should the Company need to specifically purchase cobalt systems and services for a specific application, the Parties agree that it will purchase or otherwise acquire such cobalt systems and services from Tech Ion. The prices for such cobalt systems or services will be at a price no greater than the market value of such cobalt systems and services. The market value will be reviewed annually by the Board of Directors and will be compared to, among other things, written proposals containing substantially similar scope of work under substantially similar terms and conditions.

6.4 RIGHT OF FIRST REFUSAL. Should Titan SureBeam Brazil, Tech Ion and the Company jointly determine that electron beam and/or x-ray systems, equipment and services are not the preferred source of irradiation for a particular application, then Titan SureBeam Brazil and the Company shall have a right of first refusal to collectively provide the non-

                     * Confidential Treatment Requested
electron beam or electron beam system, equipment or services, which can come either from Brazil or from abroad. If Titan SureBeam Brazil and the Company elect not to provide the non-electron/x-ray beam system, equipment or services, then Tech Ion may obtain such non-electron/x-ray beam system, equipment or services from a third party source or provide the system, equipment, or services itself.

6.5 TRADEMARKS. The Parties agree that trademarks, service marks, trade names, logos, insignia and symbols (hereinafter collectively referred to as "INSIGNIA") of any Party or any of its Affiliates will not be used by any other Party or the Company in any way or manner without the prior written approval of the Party owning such Insignia. Such approval shall be limited to the particular instance giving rise to the need for such approval and shall not be construed as an ongoing license or approval to use such Insignia in any other instances unless otherwise agreed to by both parties in writing. The Parties will submit to the owner of such Insignia all sales promotions, press releases and other publicity matters furnished by them in connection with this Agreement in which any of the Insignia is mentioned or language from which the connection of such Insignia may be inferred or implied.

The Company will enter into Trademark License Agreements with both Surebeam Corporation and Tech Ion pursuant to which the Company shall use the Surebeam Corporation and Tech Ion Insignias, respectively, either alone or in co-branding the Company's services, and in marketing and promoting the sale of such services, subject to marketing considerations.

6.6 TECHNOLOGY DEVELOPMENT/PATENTS. If any technology development is required by the Company during the term of this Agreement, Titan SureBeam Brazil will be given a right of first refusal to provide such technology development on reasonable market terms. If for any reason Titan SureBeam elects not to provide such technology development to the Company, then Tech Ion shall have the right to provide such technology development on reasonable market terms. Titan SureBeam Brazil and Tech Ion, as the case may be, will be the owner of any and all rights to the technology developed by them, including the rights to any patents that may result, and will grant to the Company a non-exclusive, royalty-free license to use such developed technology so long as Titan SureBeam Brazil and Tech Ion have at least 19.9% and 50% ownership interest in the Company, respectively. Any such development shall be pursuant to a separate development agreement that will incorporate these principal terms. If neither Titan SureBeam Brazil nor Tech Ion elect not to provide such technology development, the Company may have such work performed by a third party. The rights to the technology developed by such third party will be owned by the Company, including any patents that may result, and the Company will grant to Titan SureBeam Brazil and to Tech Ion a non-exclusive, royalty-free license to use such developed technology so long as Titan Surebeam Brazil and Tech-Ion have at least 19.9% and 50% ownership interest in the Company, respectively. Any such development shall be pursuant to a separate development agreement that will incorporate these principal terms.

Any technology developed during the term of this Agreement, as described above, shall be applied, licensed, and/or exploited in Latin America exclusively through the Company during the term of this Agreement. If such technology is applied, licensed and/or exploited outside of Latin America, then the Company will be entitled to receive [...***...] of the resulting net, after tax, profits with respect thereto during the term of the Agreement.

6.7 COMPLIANCE WITH LAWS. In performing the transactions contemplated in this Agreement, each Party shall comply with, and shall cause the Company to comply with, all applicable laws, rules and regulations of Brazil, and the U.S. Foreign Corrupt Practices Act, as applicable, and each Party shall hold the other harmless from its failure to do so.

Neither Party nor the Company shall offer, give, promise or pay or cause to be offered, given, promised or be paid directly or indirectly any money or thing of value to any political party or official thereof, any candidate for political office, or any officer, employee or agent of any government or instrumentality of any government for the purposes of

          (i) influencing any act or decision of such party, official thereof, candidate, officer, employee or agent in his or its official capacity, including a decision to fail to perform his or its official functions with respect to any transaction contemplated herein; or,

         (ii) inducing any such party official thereof, candidate, officer, employee or agent to use his or its influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality in order to assist either Party or the Company in obtaining or retaining business from or with, or directing business to, any person, firm or corporation.

Neither Party nor the Company shall offer, give promise to pay, or cause to be offered, given, promised or be paid any money or thing of value directly or indirectly to any directors, officers, officials, employees or shareholders of any nongovernmental customer or prospective customer or to such person's family, or that are otherwise illegal under applicable law.

6.8   NON-COMPETE.

     (a) Based on the intention of the Parties that the Company is to be the exclusive means by which the Parties or any of their Affiliates its Affiliates either obtain and/or provide, as applicable in accordance with the activities of each Party, electron beam and x-ray systems, equipment and services in Brazil, the Parties agree that, as long as each of them is a Party to this Agreement, neither such Party, nor any of its Affiliates, shall, without the prior written consent of the Company, either individually or in association with others, establish, facilitate the business of,

                     * Confidential Treatment Requested
          operate, control, or have an ownership interest in or an employment relationship with, directly or indirectly, any entity that carries on the business of providing food and food product irradiation and pasteurization services and industrial irradiation equipment using electron beam and x-ray systems or technology to various food companies in Brazil, or any other business activity undertaken by the Company.

     (b) the Parties shall promptly notify the Company in writing of any offer they receive to enter into an arrangement that could result in a violation of Section 6.1(a) and shall promptly remit to the Company any profits, compensation, or other remuneration that such Party receives as result of a violation of Section 6.1(a).

     (c) Nothing in this Section 6.1 shall prevent the Parties from owning [...***...] of the securities of any publicly traded company.

     (d) As a condition to employment or other engagement by the Company, the Board of Directors may require that any officer or other employee of the Company, or any consultant or other independent contractor engaged by the Company, enter into a covenant similar to the provisions of
          Section 6.1(a) and (b), both on his or her own behalf, on behalf of his or her extended family, or on behalf of his or her employer, as the case may be.

7. CONFIDENTIALITY. For purposes of this Section 7, the term "PARTY" shall be interpreted to mean Surebeam Corporation, Tech Ion, Titan Surebeam Brazil and the Company.

7.1 Each Party undertakes with the others to keep and procure that its Affiliates, directors and employees keep in strict confidence all information, knowledge, experience, data, drawings, designs and other material of a confidential nature ("INFORMATION") communicated to it by or acquired from the other or as a result of this Agreement. Included in the definition of Information is information relating to the business of the Company as well as information relating to the business of Surebeam Corporation (whether or not such information relates to the territory in which the Company or Surebeam Corporation or Titan Surebeam Brazil does business). No Party shall disclose any such Information to any person whatsoever other than its directors or employees directly concerned in the performance of this Agreement and the affairs of the Company. Information made available to a Party as a result of the performance of this Agreement shall not be used in competition with the other Party.

7.2 The provisions of this Section shall not apply to information which the party concerned can prove was in its possession at the date of receipt or which becomes public knowledge (except by reason or default of such Party) or which such Party obtains from some other person with good legal title thereto, or is independently developed by such Party.

7.3 Notwithstanding the provisions of this Section, each Party shall be at liberty to disclose information where, and to the extent that, such disclosure is properly made pursuant to

                     * Confidential Treatment Requested
and in accordance with a relevant statutory obligation or as otherwise may be required by the Company in its business and regulatory activities with government agencies, vendors or bankers; PROVIDED however that the disclosing Party shall take reasonable steps to obtain, if possible, a written confidentiality undertaking from the person to whom it wishes to disclose such information, that is consistent with the terms of this Section and that the Party from whom the disclosing party obtained the relevant information is given prior written notice of such disclosure.

7.4 The provisions of this Section 7 shall remain in force for a period of three years after termination of this Agreement for any reason.

8.   SALE AND ASSIGNMENT OF OWNERSHIP.

8.1 TRANSFER RESTRICTION. Neither Tech Ion nor Titan Surebeam Brazil shall sell, assign, give, pledge, encumber or otherwise transfer any Equity Quotas owned by it, whether voluntarily or by operation of law, unless:

     (a)  such transfer complies with all applicable Brazil laws;

     (b) the proposed transferee agrees in writing to assume all of the obligations of the transferring Quotaholder and to comply with this Agreement;

     (c)  the proposed transfer complies with the requirements of either Section
          8.2 or 8.3 below; and

     (d) in the case of a proposed transfer pursuant to Section 8.3, (i) a period of three years has elapsed following the start of operations of the Company, and (ii) the proposed transferee is not a provider of irradiation systems, services and equipment in competition with Surebeam Corporation or Titan Surebeam Brazil, or is otherwise engaged in a business substantially similar to Surebeam Corporation or Titan Surebeam Brazil unless Surebeam Corporation or Titan Surebeam Brazil consents in writing to such transferee.

All sales, assignments, pledges or other transfers of ownership interests in the Company not in compliance with the requirements of clauses (b), (c) or (d) above shall require the prior majority approval of the Board of Directors.

8.2 PERMITTED TRANSFER. Either Tech Ion or Titan Surebeam Brazil may at any time pledge, assign or transfer the Equity Quotas owned by it to any Affiliate of such entity (a "PERMITTED TRANSFEREE"), provided that the transferor entity guarantees in writing the performance by the transferee of the transferred obligations and the transferee and transferor agree in writing that should such transferee cease to be an Affiliate of transferor the transferee will reassign its interest and obligations to the transferor and the transferor will accept. No such assignment pledge or transfer under this Section 8.2 shall relieve an entity of any of its obligations hereunder, including, without limitation, those arising under Section 7.

8.3 SALE OF TECH ION. Tech Ion's Shareholders agree that they shall not sell or otherwise transfer to any third party, all or any part of the capital stock of Tech Ion without the prior written consent of Surebeam Corporation, which consent shall not be unreasonably withheld. Tech Ion hereby agrees that it shall not sell or otherwise transfer substantially all its assets without the prior written consent of Surebeam Corporation, which consent shall not be unreasonably withheld. In the event that Surebeam Corporation does not consent to such sales or transfers, then Surebeam Corporation shall acquire such stock or assets of Tech Ion under the same terms and conditions offered by the third party offeror, PROVIDED, HOWEVER, that the third party offer is confirmable as being valid, at no greater than fair market value, and under reasonable terms and conditions.

8.4  RIGHTS OF FIRST REFUSAL.

     (a) Each Quotaholder of the Company hereby extends to the other Quotaholder a right of first refusal with respect to the sale of the Equity Quotas held by it or its Affiliates. The price of the Equity Quotas will be determined by an independent public accounting firm mutually agreed to by the Parties. Additionally, if at any time during the term hereof either Quotaholder or its respective Affiliates (the "OFFEROR PARTY") receives a bona fide offer from a third party ("THIRD PARTY OFFEROR") to purchase said Equity Quotas which offer is acceptable to the Offeror Party ("THIRD PARTY OFFER"), then the Offeror Party shall first offer to sell said Quotas to the other Quotaholder at the same price and an the same terms as have been offered by the Third Party Offeror.

     (b) In the event either Quotaholder receives an unsolicited offer from a third party or parties for the purchase of such Quotaholder's Equity Quotas, the Quotaholder receiving such offer will promptly inform the other Quotaholder of the name, business and address of the third party.

     (c) The Offeror Party's notice of the offer to the other Quotaholder shall set forth the name and address of the Third Party Offeror, the per quota price offered by the Third Party Offeror, the number of Equity Quotas to which the offer applies and the other terms of the Third Party Offer.

     (d) The Offeror Party's offer shall remain effective for acceptance by the other Quotaholder (the "ACCEPTANCE PERIOD") for 45 days from the date of the Offeror Party's notice. During the Acceptance Period, the other Quotaholder may accept the offer to purchase all, and not only a part of, the Equity Quotas offered by the Offeror Party by giving written notice of such acceptance to the Offeror Party.

     (e) If the other Quotaholder rejects or fails to accept such offer, the Offeror Party shall, subject to the prior written consent of such other Quotaholder, which consent shall not be unreasonably withheld, have the right, exercisable not later than 90 days following the expiration of the Acceptance Period, to consummate the sale of the offered quotas to the Third Party Offeror at a price not lower than, and on terms not more favorable than the Third Party Offer. If the Offeror Party does not consummate such sale within said 90-day period, such offered Equity Quotas shall again be subject in all respects to the terms, conditions, and restrictions provided in this Section 8.4.

     (f) If the other Quotaholder agrees to purchase the offered Equity Quotas pursuant to this Section 8.4, the closing shall take place not later than thirty (30) days following the other Quotaholder's notice of acceptance. The time and place of the closing shall be mutually agreed.

9.  TERMINATION.

9.1 Any non-defaulting Party (the "INNOCENT PARTY") shall have the right to give notice in writing as appropriate to the other Party (THE "DEFAULTING PARTY") that the Innocent Party intends to exercise its right to call for the transfer of the Defaulting Party's Equity Quotas to the Innocent Party in any of the following events.

     (a) material breach by the Defaulting Party of any of its obligations under this Agreement and failure by such Defaulting Party to remedy such breach (if capable of remedy) [...***...] of being required by the Innocent Party by notice so to do.

     (b) a voluntary arrangement being proposed or approved or an administration order being made or a receiver or administrative receiver being appointed in respect of the Defaulting Party or of a substantial part of the Defaulting Party's assets or undertaking or a winding-up resolution or petition being passed or presented in relation to the Defaulting Party (otherwise than for the purposes of reconstruction or amalgamation) or any circumstances arising which entitle the Court or a creditor to appoint a receiver, administrative receiver or administrator or to present a winding-up petition or to make a winding-up order in respect of the Defaulting Party or other similar or equivalent action being taken against or by the Defaulting Party by reason of its insolvency or in consequence of debt

9.2 Within ninety (90) days of the Innocent Party giving notice under Section
9.1 of its intention to exercise its rights to call for the transfer of the Defaulting Party's Equity Quotas to it, the Innocent Party shall have the right by written notice to call upon the Defaulting Party to transfer its Equity Quotas to the Innocent Party or any other person or entity designated by the Innocent Party, at a value equal to such proportion of the Net Asset Value of the Company as the number of Quotas held by the Defaulting Party bears to the total number of issued Quotas. The Company's Auditors shall, by reference to the most recently available quarterly accounts of the Company, determine the Net Asset Value of the Company. The Auditors' valuation shall be delivered to all Parties within thirty (30) days of the date of the notice referred to in this Section.

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

9.3   The transfer contemplated by this Section shall be completed within thirty
(30) days of the receipt of the Auditors' valuation; PROVIDED, HOWEVER, that if either Party has commenced an arbitration of the issues relating to the alleged material breach upon which such call for the transfer of the defaulting Party's Equity Quotas is based, such transfer shall be held in abeyance pending the issuance of the arbitral award and shall be subject to the terms of the arbitral award.

9.4 This Agreement shall terminate automatically upon either Tech Ion or Titan Surebeam Brazil ceasing to bold any Equity Quotas (other than in the case of a transfer or assignment under Section 8.2), or upon a winding-up resolution being passed or a winding-up order being made in respect of the Company. Termination shall not affect the accrued rights of the parties hereunder. Termination shall not affect those provisions of this Agreement of a continuing nature.

10.   FORCE MAJEURE, CHANGES IN LAW OR REGULATION

10.1 FORCE MAJEURE. Neither Party shall be liable for failure to perform its obligations hereunder due to causes beyond its control, including but not limited to, acts of God, fire, flood or other catastrophes; any law, order, regulation or request of governmental authority of competent jurisdiction, national emergencies, insurrections, riots, wars, or strikes, lock-outs, work stoppages or other labor difficulties, power failures, severe weather conditions or acts or omissions of transportation common carriers. In the event that either Party is unable to perform any of its obligations under this Agreement for reasons described in this Section, the non-performing Party shall immediately give notice to the other Party and do everything reasonably possible to remedy the condition and resume performance as soon as possible. Upon receipt of such notice, the obligations under this Agreement which the affected Party is unable to perform because of such condition shall be suspended for so long as such condition exists and the relevant cure periods hereunder shall be extended for the period of time that such condition exists.

10.2 CHANGES IN LAW OR REGULATION. In the event of any material change in the law affecting the implementation of any provision contained in this Agreement or the operation or management of the Company in the manner contemplated hereby, the Parties shall endeavor to agree to appropriate variations to this Agreement as a consequence. If the Parties are unable to reach agreement within ninety days of notice in writing from one Party to the others informing them of any such change, then the Parties may cause the Company to wind up and terminate this Agreement, and Tech Ion shall cooperate in passing any resolution necessary in order to effect the same.

11. NOTICES. Any notice or other document which may be given by either Party under this Agreement shall be deemed to have been duly given if left at or sent by post (whether by letter or, where the parties agree, by magnetic tape or any other form), telex or facsimile transmission (confirming the same by post) or, where the parties expressly agree, by registered electronic mail, to the addresses set forth above or as may be changed by a Party from time to time upon written notice to the other Party. Any such communication shall be deemed to have been made to the other Party on the day on which such

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

     communication ought to have been received in due course of post, telex or facsimile transmission.

12.  MISCELLANEOUS.

12.1 NO AGENCY. Nothing in or arising out of this Agreement is to be taken as constituting a partnership or agency relationship between the Parties, and no Party shall have the right or authority to bind or commit the other in any manner or for any purposes whatsoever, other than as expressly provided for herein with respect to the Company.

12.2 REPRESENTATIONS. Each Party represents and warrants that (a) the execution of this Agreement by it has been duly authorized by all necessary and appropriate corporate or governmental action, (b) the execution of this Agreement and the performance of its obligations hereunder will not conflict with, or result in a breach of or default under, any agreement or instrument material to it, to which it is a party or by which it is bound, or any order, decree or judgment of any court or governmental agency or body, and (c) this Agreement constitutes the valid arid legally binding obligation of such Party, enforceable in accordance with its terms, except as such enforceability may be affected by principles of bankruptcy, reorganization or other similar laws of general applicability.

12.3 SURVIVAL. Notwithstanding any investigation or audit conducted before or after the execution of this Agreement or the decision of a Party to complete the execution of this Agreement, each Party shall be entitled to rely upon the representations, warranties and agreements set forth herein and in any agreement, document, statement, list, certificate or instrument furnished to such Party in connection with the performance of this Agreement.

12.4 FURTHER ACTION. Each Party agrees to perform any further acts, give further assurances and execute and deliver any further documents as may be necessary or convenient to carry out the provisions and intent of this Agreement. Each Party shall use and exercise its rights and powers (as to voting or otherwise) in and in relation to the Company in order to give full effect to the provisions of this Agreement. The Parties will do all acts required, including but not limited to, passing appropriate resolutions of the Company, to cause the Company to undertake to perform the obligations imposed upon it by the terms of the Agreement.

12.5 GOVERNING LAW:  CONSTRUCTION.

     (a) The laws of Brazil shall govern this Agreement and the transactions contemplated hereby that are subject to the mandatory provisions of such laws including the corporate governance of the Company.

     (b) Captions and titles of clauses and sections are for the convenience of the reader only and shall be of no force and effect.

12.6 NO WAIVER. No relaxation, forbearance, delay or indulgence by either party in enforcing any of the terms and conditions of this Agreement or the granting of time by either party to the other shall prejudice affect or restrict the rights and powers of such party hereunder nor shall any waiver by either party of any breach hereof operate as a waiver of or in relation to any subsequent or continuing breach hereof

12.7 DISPUTE RESOLUTION. In case of any dispute arising between the Parties under or in connection with this Agreement or of any deadlock regarding an issue submitted to the Board of Directors for approval, the Chairman of Titan Surebeam Brazil and the Chairman of Tech Ion, or their designees, shall meet in person and attempt to resolve the tie. If the tie is not resolved within thirty (30) days of the meeting, then the matter shall be submitted to the Brazil-Canada Chamber of Commerce, in Sao Paulo, Brazil, for arbitration in accordance with the Brazilian Law. Each Party shall be entitled to elect 1 (one) arbitrator (and a substitute for him/her) within 30 (thirty) days of submission of the matter to arbitration. The 2 (two) arbitrators shall jointly designate within 30 (thirty) days a third arbitrator to preside the arbitration. If either Party fails to appoint an arbitrator or if the arbitrators fail to elect the third one, then such arbitrator shall be designated by the President of the Brazil-Canada Chamber of Commerce, in Sao Paulo, Brazil. The arbitral award is to be given in writing, within 60 (sixty) days from the constitution of the arbitration tribunal, or from the substitution of an arbitrator, in English. It shall be final and binding upon both Parties and shall be enforceable in accordance with its terms and conditions. The cost of the arbitration, including a reasonable allowance for attorneys' fees, shall be borne by the losing Party or as otherwise specified in the ruling of the arbitration tribunal. All proceedings and records of the arbitration shall be conducted and maintained in the English language. The Parties agree that the award is to be considered as a settlement of the dispute between them and shall accept it as the true expression of their own determination in connection therewith. The Parties agree that either Party may have the need to obtain immediate relief from the Judiciary. Therefore, the filing for and obtainment of injunctive relief (or another type of remedy which cannot be obtained from an arbitration tribunal under Brazilian law) in connection with this Agreement shall be accepted, and shall not be considered a breach hereof. In this case, the jurisdiction will be of the courts of the City of Sao Paulo.

12.8 TAX WITHHOLDING. The Company shall withhold from all amounts paid to any Quotaholder of the Company which is not a Brazilian corporation, citizen or resident, as remittances of dividends or interest, such amount of Brazilian withholding tax as required by applicable legislation and shall remit any amounts so withheld to the relevant taxing authority. The Company shall furnish to each such Quotaholder such tax receipts or other official documentation with respect to the payment of taxes so withheld and remitted as may be issued by the taxing authority within ten (10) business days of receiving such documents.

12.9 BINDING ON SUCCESSOR. NON-ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of each of the Parties and their respective successors and permitted assigns; PROVIDED that, except as otherwise specified in Section 8, no Party may assign any rights or delegate any duties under this Agreement, in whole or in part, without the prior written consent of the other Party,

12.10 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall constitute one and the same document.

12.11 SEVERABILITY. If any provision of this Agreement shall be determined by any court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement other than that portion determined to he invalid or unenforceable shall not be affected thereby, and each valid provision hereof shall be enforced to the fullest extent permitted by law.

12.12 SPECIFIC PERFORMANCE. Each Party acknowledges and agrees that the remedy at law for any breach of any of the provisions of this Agreement would be inadequate, and agrees and consents that temporary and permanent injunctive and other relief may be granted without proof of actual damage or inadequacy of legal remedy, in any proceeding which may be brought to enforce such provisions. Accordingly, each of the Parties to this Agreement shall be entitled to claim in court the specific performance of the obligations assumed by the other Party hereunder, or of any portion thereof, in pursuance of Article 118 of Law No. 6.404, of December 15, 1976, the Brazilian Corporate Law, and the relevant sections of Brazilian Code of Civil Procedure, including but not limited to, Articles 461, 632 and 639.

12.13 COSTS. The expenses involved in the preparation and consummation of this Agreement and any other agreements or transactions contemplated herein shall be borne by the Party incurring such expenses.

12.14 ENTIRE AGREEMENT, AMENDMENTS. This Agreement, together with any annexes, attachments or exhibits hereto, constitutes the entire agreement between the parties, and supersedes all prior agreements or understandings between them with respect to the matters referred to herein. This Agreement may be modified or amended only by an instrument in writing signed by the duly authorized representatives of both Parties.

12.15 This Amendment shall be executed in two (2) counterparts and annexed to the Agreement, being each of which deemed an original but both of which shall constitute one and the same document.

IN WITNESS HEREOF, the Parties hereto have duly executed and delivered this as an instrument as of this 18th day of August, 2000.

TECH ION INDUSTRIAL BRASIL S.A.               SUREBEAM CORPORATION

By: /s/ Jose Francisco Bufara de Medeiros     By: /s/ Larry A. Oberkfell
   --------------------------------------         -----------------------------


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


Name: Jose Francisco Bufara de Medeiros       Name: Larry Oberkfell
      -----------------------------------         -----------------------------
Title: President                              Title: President & CEO
      -----------------------------------         -----------------------------


JFBM PARTICIPACOES LTDA

By:/s/ Jose Francisco Bufara de Medeiros  /s/ Jose Francisco Bufara de Medeiros
   -------------------------------------- -------------------------------------
Name:  Jose Francisco Bufara de Medeiros      Jose Francisco Bufara de Medeiros
     ------------------------------
Title: President
      -----------------------------


WITNESSES

2. /s/ ILLEGIBLE                          2. /s/ ILLEGIBLE
  ---------------------------------          -----------------------------------
Name:                                      Name:
ID:                                        ID:




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